EXHIBIT 10.8

GUARANTY AND INDEMNITY

This GUARANTY AND INDEMNITY (“Guaranty”) made as of June 15, 2010, jointly and severally, by AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC., a Maryland corporation, whose address is 405 Park Avenue, 15th Floor, New York, New York 10022 (“NYRR”), NICHOLAS S. SCHORSCH, an individual, whose address is ________________________ (“Schorsch”), and WILLIAM M. KAHANE, an individual, whose address is _______________________ (“Kahane”, and together with Schorsch, the “Individual Guarantors”, and individually and collectively and together with NYRR and Schorsch, the “Guarantor”), in favor of U.S. BANK NATIONAL ASSOCIATION, as Trustee (“Lender”), whose address is c/o GEMSA Loan Services, L.P., 1500 City West Boulevard, Suite 200, Houston, Texas 77042.

Pursuant to that certain Loan Assumption Agreement and Amendment of Loan Documents dated of even date herewith, Lender has consented to the assumption by ARC NYE61ST001, LLC, a Delaware limited liability company (“Borrower”) of a loan (the “Loan”) evidenced by a Promissory Note (the “Note”) in the original principal amount of $15,850,000.00, which Note was assigned and is currently held by Lender, as Trustee for the registered holders of the GE Capital Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates Series 2002-3, under that certain Pooling and Servicing Agreement dated December 1, 2002, and secured by a Mortgage and Security Agreement (the “Mortgage”) encumbering the real property in the County of New York, State of New York, as more particularly described on Exhibit A hereto, and the improvements now or hereafter located thereon (collectively, the “Property”).  The Note, the Mortgage and all other instruments, as amended, assumed or executed by Borrower evidencing, securing or relating thereto are hereinafter referred to, collectively, as the “Loan Documents”.  Each capitalized term not defined herein shall have the meaning set forth in the Mortgage.

NOW, THEREFORE, to induce Lender to consent to Borrower’s assumption of the Loan and in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby covenants and agrees for the benefit of Lender, as follows:

1. Indemnity and Guaranty.  Guarantor (i) assumes liability for, (ii) guarantees payment to Lender of, (iii) agrees to pay, protect, defend, save harmless and indemnify Lender from and against any and all liens, damages (including, without limitation, punitive or exemplary damages), losses, liabilities (including, without limitation, strict liability), obligations, settlement payments, penalties, fines, assessments, citations, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, and expenses of any kind whatsoever (including reasonable attorneys’, consultants’ and experts’ fees and disbursements actually incurred in investigating, defending, settling or prosecuting any claim or proceeding or enforcing any term of this Guaranty) (collectively “Costs”) which may at any time be imposed upon, incurred by or asserted against Lender as a result of the following “Indemnified Matters”:

(a) Rent or other payments received from Tenants paid more than one (1) month in advance;

(b) Proceeds of insurance policies, condemnation or other taking not applied in accordance with the Loan Documents;

(c) Rents, issues, profits, revenues of the Property and tenant security deposits relating to the Property received or applicable to a period after the occurrence of an Event of Default or Default, which are not applied to the ordinary and necessary expenses of owning and operating the Property or paid to Lender;

(d) All obligations, requirements and indemnities of Borrower under the Loan Documents relating to Hazardous Substances or compliance with Environmental Laws, to the full extent of any losses or damages (including those resulting from diminution in value of any property, including the Property) incurred by Lender as a result of the existence of such Hazardous Substances or failure by either Borrower or Lender to comply with Environmental Laws;

(e) Fraud, material misrepresentation or failure to disclose a material fact by Borrower or any of its principals, officers, general partners or members, any guarantor, any indemnitor, or any agent, employee or other person authorized or apparently authorized to make statements, representations or disclosures on behalf of such persons;

(f) Physical waste committed on the Property by, or damage to the Property as a result of the intentional misconduct or gross negligence of, Borrower or any of its principals, officers, general partners or members or any agent or employee of such persons, or any removal of the Property in violation of the terms of the Loan Documents, to the full extent of the losses or damages incurred by Lender on account of such occurrence;

(g) In addition, Guarantor hereby unconditionally and irrevocably guarantees payment of the entire Debt if any of the following occurs after the date hereof:  (i) a voluntary bankruptcy filing by Borrower or any general partner or managing member or majority shareholder of Borrower; (ii) an affiliate, officer, director or representative which controls Borrower, directly, or indirectly, files, or joins in the filing of, an involuntary petition against Borrower of solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower from any person or entity, (iii) the Property becomes an asset in any voluntary bankruptcy proceeding or involuntary bankruptcy proceeding as described in (ii) above or (iv) Borrower fails to comply with the covenants set forth in Section 10.4 of the Mortgage or Lender discovers that any of the representations made in Section 104. of the Mortgage were false when made.

(h) This is a guaranty of payment and performance and not of collection.  The liability of Guarantor under this Guaranty shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against Borrower or any other person (including, without limitation, other guarantors, if any), nor against the collateral for the Loan.  In the event of a Default, Lender shall have the right to enforce any and all rights, powers and remedies available to Lender which shall be nonexclusive and cumulative.  If the indebtedness and obligations guaranteed hereby are partially paid or discharged by reason of the exercise of any of the remedies available to Lender, this Guaranty shall nevertheless remain in full force and effect, and Guarantor shall remain liable for all remaining indebtedness and obligations guaranteed hereby.  Guarantor shall be liable for any deficiencies in the event the full amount of the Indebtedness owing under the Loan Documents is not received by Lender after the receipt of any payments or after the foreclosure of the Mortgage.

2. Indemnification Procedures

(a) If any action is brought against Lender involving an Indemnified Matter, Lender shall notify Guarantor in writing and Guarantor shall promptly assume the defense thereof, including, the employment of counsel acceptable to Lender and, subject to clause (b) below, the negotiation of any settlement.  Lender’s failure to notify Guarantor of such matter shall not impair or reduce Guarantor’s obligations.  In the event that Lender has a good faith belief that there exist or may exist a conflict of interest between Lender and Guarantor, then Lender may, at Guarantor’s expense, employ separate counsel in any action and to participate in the defense thereof.  If Guarantor fails to defend Lender with respect to an Indemnified Matter, Lender may, at its sole option, defend or settle same.  Guarantor’s liability to Lender hereunder shall be conclusively established by such settlement, provided such settlement is made in good faith, the amount of such liability includes both the settlement consideration and all of Lender’s costs incurred to effect the settlement.  Lender’s good faith in any settlement shall be conclusively established if the settlement is made on the advice of Lender’s independent legal counsel.

(b) Guarantor shall not, without Lender’s prior written consent:  (i) settle or compromise any action, suit, proceeding or claim (each, an “Action”) or consent to the entry of any judgment that does not include as an unconditional term thereof the delivery by the claimant or plaintiff to Lender of a full and complete written release of Lender (in form, scope and substance satisfactory to Lender in its sole discretion) from all liability in respect of such Action and a dismissal with prejudice of such Action, or (ii) settle or compromise any Action in any manner that may adversely affect Lender (including, without limitation, Lender’s reputation) or obligate Lender to pay any sum or perform any obligation as determined by Lender in its sole discretion.

(c) All Costs shall be immediately reimbursable to Lender when and as incurred and without any requirement of waiting for the ultimate outcome of any Action, and Guarantor shall pay to Lender any and all Costs within ten (10) days after notice from Lender itemizing the amounts thereof incurred to the date of such notice.  Without limiting any other available remedy, such costs, if not paid within said ten-day period, shall bear interest at the Default Rate (as defined in the Note).

3. Reinstatement of Obligations.  If at any time all or any part of any payment made to Lender under this Guaranty must be rescinded or returned for any reason whatsoever (including, but not limited to, the bankruptcy of Guarantor), then Guarantor’s obligations hereunder shall, to the extent of the payment rescinded or returned, be deemed to have continued in existence, notwithstanding such previous payment to Lender, and the obligations of Guarantor hereunder shall continue or be reinstated, as the case may be, as to such payment, as if such previous payment had never been made.

4. Waivers by Guarantor.  To the extent permitted by law, Guarantor hereby waives and agrees not to assert or take advantage of (a) any right to require Lender to proceed against any other person or to proceed against or exhaust any security held by Lender at any time or to pursue any other remedy in Lender’s power or under any other agreement before proceeding against Guarantor hereunder; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or persons or the failure of Lender to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person or persons; (c) demand, presentment for payment, notice of nonpayment, protest, notice of protest and all other notices of any kind, or the lack of any thereof, including, without limitation, notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of Lender, any endorser or creditor of either Guarantor or any other person whomsoever under this or any other instrument in connection with any obligation or evidence of indebtedness held by Lender; (d) any defense based upon an election of remedies by Lender; (e) any right or claim of right to cause a marshaling of the assets of either Guarantor or Borrower; (f) any principle or provision of law, statutory or otherwise, which is or might be in conflict with the terms and provisions of this Guaranty; (g) any duty on the part of Lender to disclose to Guarantor any facts Lender may know about the Property or Borrower, regardless or whether Lender has reason to believe that any such facts materially increase the risk beyond that which Guarantor intend to assume or has reason to believe that such facts are unknown to Guarantor or has a reasonable opportunity to communicate such facts to Guarantor, it being understood and agreed that Guarantor is fully responsible for being and keeping informed of the condition of the Property or Borrower and of any and all circumstances bearing on the risk that liability may be incurred by Guarantor; (h) any lack of notice of disposition or of manner of disposition of any collateral for the Loan; (i) any invalidity, irregularity or unenforceability, in whole or in part, of any of the Loan Documents; (j) any deficiencies in the collateral for the Loan or any deficiency in the ability of Lender to collect or to obtain performance from any persons or entities now or hereafter liable for the payment and performance of any obligation hereby guaranteed; (k) any assertion or claim that the automatic stay provided by 11 U.S.C. §362 or any other stay provided under any other debtor relief law of any jurisdiction whatsoever, now or hereafter in effect, shall operate to stay or inhibit the ability of Lender to enforce any of its rights which Lender may have against Guarantor, or the collateral for the Loan; (1) any modifications of the Loan Documents or any obligation of Borrower relating to the Loan by operation of law or by action of any court, whether pursuant to Title 11 of the United States Code, as amended, or- any other debtor relief law of any jurisdiction whatsoever, now or hereafter in effect, or otherwise; and (m) any action, occurrence, event or matter consented to by Guarantor under Section 5(i) or any other provision hereof, or otherwise.

5. General Provisions.

(a) Fully Recourse.  All of the terms of this Guaranty are recourse obligations of Guarantor and not restricted by any limitation on personal liability provided in any of the other Loan Documents or limited to any collateral securing any of the obligations under this Guaranty, it being the intent of Lender to create separate obligations of Guarantor hereunder which can be enforced against Guarantor without regard to the existence of the Mortgage or other Loan Documents.

(b) Guarantor Obligations.  Guarantor acknowledges that Lender would not make the Loan but for the personal liability undertaken by Guarantor herein.

(c) Right to Indemnification Not Affected by Knowledge.  Lender’s rights and remedies based on this Guaranty shall not be diminished or affected in any way by any investigation conducted by Lender or other knowledge acquired (or capable of being acquired) in any way by Lender at any time.

(d) Survival.  This Guaranty shall be deemed to be continuing in nature and shall remain in full force and effect and shall survive the payment of the Debt and the exercise of any remedy by Lender under the Mortgage or any of the other Loan Documents, even if, as a part of such remedy, the Loan is paid or satisfied in full.

(e) No Subrogation; No Recourse Against Lender.  Notwithstanding the satisfaction by Guarantor of any liability hereunder, Guarantor shall not have any right of subrogation, contribution, reimbursement or indemnity whatsoever or any right of recourse to or with respect to the assets or property of Borrower or to any collateral for the Loan.  In connection with the foregoing, Guarantor expressly waives any and all rights of subrogation to Lender against Borrower, and Guarantor hereby waives any rights to enforce any remedy which Lender may have against Borrower and any right to participate in any collateral for the Loan.  In addition to and without in any way limiting the foregoing, Guarantor hereby subordinates any and all indebtedness of Borrower now or hereafter owed to Guarantor to all indebtedness of Borrower to Lender, and agrees with Lender that Guarantor shall not demand or accept any payment of Guarantor or interest from Borrower, shall not claim any offset or other reduction of Guarantor’s obligations hereunder because of any such indebtedness and shall not take any action to obtain any of the collateral securing the Loan.  Further, Guarantor shall not have any right of recourse against Lender by reason of any action Lender may take or omit to take under the provisions of this Guaranty or any of the other Loan Documents.

(f) Reservation of Rights.  Nothing contained in this Guaranty shall prevent, diminish or interfere with any rights or remedies, including the right to contribution or cost recovery, which Lender may have against Guarantor or any other party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified at Title 42 U.S.C. §9601 et seq.), as it may be amended from time to time, or any other applicable federal, state or local laws, all such rights being hereby expressly reserved.

(g) Financial Statements.  Guarantor shall furnish to Lender promptly upon demand by Lender current and dated financial statements, certified by Guarantor, detailing the assets and liabilities of Guarantor, in form and substance acceptable to Lender.  Guarantor represents that any and all balance sheets, net worth statements and other financial data which have been or may be given to Lender with respect to Guarantor did or will at the time of such delivery fairly and accurately present the financial condition of Guarantor.

(h) Rights Cumulative; Payments.  Lender’s rights under this Guaranty shall be in addition to all rights of Lender under the Note, the Mortgage and the other Loan Documents.  FURTHER, PAYMENTS MADE BY GUARANTOR UNDER THIS GUARANTY SHALL NOT REDUCE IN ANY RESPECT BORROWER’S OBLIGATIONS AND LIABILITIES UNDER THE NOTE, THE MORTGAGE OR THE OTHER LOAN DOCUMENTS EXCEPT WITH RESPECT TO, AND TO THE EXTENT OF, BORROWER’S OBLIGATION AND LIABILITY FOR THE PAYMENT MADE BY GUARANTOR.

(i) No Limitation on Liability.  Guarantor consents and agrees that Lender may at any time and from time to time without further consent from Guarantor do any of the following, and the liability of Guarantor under this Guaranty shall be unconditional and absolute and shall in no way be impaired or limited by any of the following, whether occurring with or without notice to Guarantor or with or without consideration:  (i) any extensions of time for performance required by any of the Loan Documents or extension or renewal of the Note; (ii) any sale, assignment or foreclosure of the Note, the Mortgage or any of the other Loan Documents or any sale or transfer of the Property; (iii) any change in the composition of Borrower, including, without limitation, the withdrawal or removal of Guarantor from any current or future position of ownership, management or control of Borrower; (iv) the accuracy or inaccuracy of the representations and warranties made by Borrower; (v) the release of Borrower or of any other person or entity from performance or observance of any of the provisions of any of the Loan Documents by operation of law, Lender’s voluntary act or otherwise; (vi) the release or substitution in whole or in part of any security for the Loan; (vii) Lender’s failure to properly record the Mortgage or file any financing statement or to otherwise perfect, protect, secure or insure any lien or security interest given as security for the Loan; (viii) the modification of the terms of any one or more of the Loan Documents; or (ix) the taking or failure to take any action of any type whatsoever.  No such action or inaction, nor any course of dealing with Borrower or any other person, shall limit, impair or release Guarantor’s obligations hereunder, affect this Guaranty in any way or afford Guarantor any recourse against Lender.  Nothing contained in this Section shall be construed to require Lender to take or refrain from taking any action referred to herein.

(j) Notice.  All notices, demands, requests or other communications to be sent by one party to the other hereunder or required by law shall be in writing and shall be deemed to have been validly given by delivery of the same in person to the intended addressee, or by depositing the same with a reputable private courier service for next business day delivery to the intended addressee at its address set forth on the first page of this Guaranty or at such other address as may be designated by such party as herein provided, or by depositing the same in the United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed to the intended addressee at its address set forth on the first page of this Guaranty or at such other address as may be designated by such party as herein provided.  All notices, demands and requests shall be effective upon such personal delivery, or one (1) business day after being deposited with the private courier service, or two (2) business days after being deposited in the United States mail as required above.  Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, demand or request sent.

(k) Successive Actions.  A separate right of action shall arise each time Lender acquires knowledge of any Indemnified Matter and may be brought to enforce any provision hereof at any time and from time to time.  No action hereunder shall preclude any subsequent action, and Guarantor waives and agrees not to assert any defense to or split causes of action or merge judgments.

(l) Joint and Several Liability.  If Guarantor consists of more than one person and/or entity, the representations, warranties, covenants and liability of each such persons and/or entities shall be joint and several under this Guaranty.

(m) SUBMISSION TO JURISDICTION WAIVER OF JURY TRIAL.

(1) EACH GUARANTOR, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (A) SUBMITS TO PERSONAL JURISDICTION IN THE STATE IN WHICH THE PROPERTY IS LOCATED OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS GUARANTY, (B) AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN THE COUNTY AND STATE, IN WHICH THE PROPERTY IS LOCATED, (C) SUBMITS TO THE JURISDICTION OF SUCH COURTS, AND (D) AGREES THAT NEITHER OF THEM WILL BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM).

(2) EACH GUARANTOR AND LENDER BY ITS ACCEPTANCE OF THIS GUARANTY, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS GUARANTY OR ANY CONDUCT, ACT OR OMISSION OF LENDER OR GUARANTOR, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSON AFFILIATED WITH LENDER OR GUARANTOR, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.  EACH GUARANTOR HEREBY CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING ARISING FROM OR RELATING TO THIS GUARANTY BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID TO GUARANTOR AT THE ADDRESS SET FORTH HEREINABOVE.

(n) Waiver by Guarantor.  Guarantor agrees that upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against Borrower, Guarantor shall not or cause Borrower or any other person or entity to seek a supplemental stay, pursuant to 11 U.S.C. § 105 or any other provision of Title 11 United States Code, as amended, or any other debtor relief law (whether statutory, common law, case law, or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any rights of Lender against Guarantor by virtue of this Guaranty or otherwise.

(o) SPECIFIC NOTICE.  IT IS EXPRESSLY AGREED AND UNDERSTOOD THAT THIS GUARANTY INCLUDES INDEMNIFICATION PROVISIONS WHICH, IN CERTAIN CIRCUMSTANCES, COULD INCLUDE AN INDEMNIFICATION BY GUARANTOR OF LENDER FROM CLAIMS OR LOSSES ARISING AS A RESULT OF LENDER’S OWN NEGLIGENCE.

(p) Secondary Market.  Lender may sell, transfer and deliver the Loan Documents to one or more investors in the secondary mortgage market, and may retain or assign responsibility for servicing the Loan or delegate some or all of such responsibility and/or obligations to one or more servicers on behalf of the investors.  All references to Lender herein shall include any servicers, as applicable.

(q) Miscellaneous.

(i) This Guaranty contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements, whether written or oral, between the parties respecting such matters.  Any amendments or modifications hereto, in order to be effective, shall be in writing and executed by the parties hereto.  A determination that any provision of this Guaranty is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Guaranty to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

(ii) THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED WITHOUT REGARD TO ITS CONFLICTS OF LAWS RULES.

(iii) This Guaranty shall bind each Guarantor and its personal representatives, successors and assigns and shall inure to the benefit of Lender, its officers, directors, shareholders, agents and employees of Lender and their respective heirs, personal representatives, successors and assigns.  Notwithstanding the foregoing, Guarantor shall not assign any of its rights or obligations under this Guaranty without the prior written consent of Lender, which consent may be withheld by Lender in its sole discretion.

(iv) The failure of any party hereto to enforce any right or remedy hereunder, or to promptly enforce any such right or remedy, shall not constitute a waiver thereof nor give rise to any estoppel against such party nor excuse any of the parties hereto from their respective obligations hereunder.  Any waiver of such right or remedy must be in writing and signed by the party to be bound.

(v) Time is of the essence hereof.

(vi) This Guaranty may be executed in any number of counterparts, all of which shall be taken to be one instrument.

Executed as of the day and year first written above.

GUARANTOR:

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC., a Maryland corporation

By:
William M. Kahane
President

NICHOLAS S. SCHORSCH

WILLIAM M. KAHANE

EXHIBIT A

Legal Description

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County of New York, City and State of New York, bounded and described as follows:

BEGINNING at a point on the southerly side of 61st Street distant 125 feet easterly from the corner formed by the intersection of the southerly side of 61st Street and the easterly side of Second Avenue;

RUNNING THENCE easterly along the southerly side of 61st Street, 110 feet 6 inches to the westerly side of the land taken by the City of New York for the Queensborough Bridge approach;

THENCE southerly along the westerly side of said land and parallel with the easterly side of Second Avenue, 102 feet 10 inches;

THENCE westerly and parallel with the southerly side of 61st Street, 60 feet 6 inches;

THENCE northerly and parallel with the easterly side of Second Avenue, 2 feet 5 inches to the centre line of the block;

THENCE westerly and along centre line of the block and parallel with the southerly side of 61st Street, 50 feet;

THENCE northerly and parallel with the easterly side of Second Avenue, 100 feet 5 inches to the point or place of BEGINNING.